Exhibit 10.2

ANNIE’S, INC.

AMENDED AND RESTATED 2004 STOCK OPTION PLAN

The purpose of the Annie’s, Inc. Amended and Restated 2004 Stock Option Plan (the “Plan”) is to foster and promote the long-term success of Annie’s, Inc., a Delaware corporation (hereinafter with its subsidiaries and affiliates, if any, collectively referred to as the “Company”), and to provide designated employees (including employees who are also officers and directors), directors and consultants of the Company with the opportunity to receive grants of stock options. The Company desires to reward its employees, directors and consultants equitably for their service, value and commitment to the continuing prosperity of the Company. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders.

1.	Administration

The Plan shall be administered and interpreted by the Compensation Committee (the “Committee”) consisting of not less than two persons appointed by the Board of Directors of the Company (the “Board”). At such time as the Company’s stock is publicly traded, (1) each member of the Committee shall be a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and an “outside director” as that term is used in Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, and (2) any provision in this Plan with respect to the Committee contrary to Rule 16b-3 or Code Section 162 shall be deemed null and void to the extent permitted by law and deemed appropriate by the Committee. In the absence of any such Committee, or at the election of the Company’s Board, the Plan shall be administered and interpreted by the full Board acting as the Committee.

Subject to the provisions of Section 5 of this Plan, the Committee shall have the sole authority to (i) determine the employees, directors and consultants to whom options shall be granted under the Plan, (ii) determine the type, size and terms of the options to be granted to each such individual, (iii) determine the time when the options will be granted, and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting, and (iv) determine any other terms or matters arising under the Plan including but not limited to the option price of the shares subject to the Stock Options.

The Committee shall have full power and authority to interpret the provisions of and supervise the administration of the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of such persons. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company and in keeping with the objectives of the Plan.

2.	Grants

Incentives under the Plan shall consist of incentive stock options (“Incentive Stock Options”) and nonqualified stock options (“Nonqualified Stock Options”) (hereinafter collectively referred to as “Stock Options”). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the employee or consultant (the “Grant Letter”). The Committee shall approve the form and provisions of each Grant Letter to an employee, director or consultant. Grants under a particular Section of the Plan need not be uniform as among the employees, directors or consultants.

3.	Shares Subject to the Plan

(a) Subject to the adjustment specified below, the aggregate number and kind of shares of the Company’s capital stock with respect to which options may be granted under the Plan is 1,500,000 shares of Common Stock, $.001 par value per share (the “Common Stock”); provided, however, that at no time shall the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares provided for under any stock option plan of the Company or similar plan or agreement of the Company exceed 30% (as calculated in accordance with the conditions and exclusions of § 260.140.45 of the California Code of Regulations applicable to the California Commissioner of Corporations) based on the shares of Common Stock of the Company which are outstanding at the time the calculation is made. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including, if the Company’s shares are publicly traded, shares repurchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

(b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan as a result of (i) the declaration of stock dividends or through a recapitalization, stock split, reverse stock split, reclassification or other distribution of the Company’s equity securities to holders of the Company’s Common Stock without the receipt of consideration by the Company, combination or exchange of such shares, (ii) a merger, reorganization or consolidation of the Company, (iii) a reclassification or change in par value, or by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then (1) the maximum number of shares of Common Stock available for Stock Options, (2) the number of shares covered by outstanding Stock Options, (3) the price per share or the applicable market value of such Stock Options, and (4) the other terms and conditions of the Stock Options, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause the Plan or any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.	Eligibility for Participation

All employees, directors and consultants of the Company and its subsidiaries and affiliates, if any (including employees who are officers or members of the Board) shall be eligible to participate in the Plan. The Committee shall select the employees and consultants to receive Stock Options (the “Optionees”) and determine the number of shares of Common Stock subject to a particular Stock Option in such manner as the Committee determines.

Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose.

5.	Granting of Options

(a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Stock Option grant.

(b) Type of Option and Price. The Committee may grant options intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code or options which are not intended to so qualify (Nonqualified Stock Options) or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that consultants shall only be eligible to receive grants of Nonqualified Stock Options.

The purchase price of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that (i) the purchase price of Common Stock subject to a Nonqualified Stock Option shall be equal to, or greater than, eighty-five percent (85%) of the fair market value of a share of such Common Stock on the date such Stock Option is granted, (ii) the purchase price of Common Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Common Stock on the date such Stock Option is granted, (iii) a Stock Option (whether Incentive or Nonqualified) shall not be granted to any individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Common Stock on the date of grant, and (iv) in no event, based upon the facts known at the time of the grant, may a purchase price be established hereunder that would result in the disallowance of the Company’s expense deduction pursuant to Section 162(m) of the Code.

If at the time a Stock Option is granted, the Company’s Common Stock is listed upon an established stock exchange or other market source, as determined by the Committee, “fair market value” on any date of reference shall be the closing price of a share of Common Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Common Stock on the last previous day on which a sale is reported. If the Common Stock is not publicly traded at the time a Stock Option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined in good faith by the Committee or the Board.

(c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding the foregoing, the term of options intended to qualify as Incentive Stock Options shall not exceed five (5) years from the date of granting thereof if such option is granted to any employee who at the time such option is granted owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter; provided, however, that, subject to the provisions of the next sentence, the Committee may not impose a vesting or exercise schedule upon any grant of a Stock Option or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the Stock Option grant date. The limitation of the preceding sentence shall not be applicable to any Stock Option grants made to individuals who are officers of the Company, non-employee Board members or consultants.

(e) Manner of Exercise. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee or its designee with accompanying payment of the option price in accordance with Section 5(g) below. Such notice may instruct the Company to deliver shares of Common Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company (“Designated Broker”) in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

(f) Termination of Employment, Disability or Death.

(i) In the event the Optionee during the Optionee’s lifetime ceases to be an employee of or consultant to the Company for any reason other than death, disability, or termination for cause, as defined below, by the Company, any Incentive Stock Option that is otherwise exercisable by the Optionee shall terminate unless exercised within three (3) months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the Option Exercise Period (except as the Committee may otherwise provide in the Grant Letter).

(ii) In the event the Optionee ceases to be an employee or director of or consultant to the Company on account of a termination for cause by the Company (as defined and determined in accordance with applicable law, the Grant Letter or any contract of employment between the Company and the Optionee in effect before any Change of Control of the Company), any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee, director or consultant (except as the Committee may otherwise provide).

(iii) In the event the Optionee ceases to be an employee or director of or consultant to the Company on account of becoming disabled (as defined under section 22(e)(3) of the Code), all of the Optionee’s vested Stock Options shall remain exercisable for one (1) year from the effective date of the termination but in any event no later than the date of expiration of the Option Exercise Period (except as the Committee may otherwise provide in the Grant Letter).

(iv) In the event of the death of the Optionee while the Optionee is an employee or director of or consultant to the Company, all of the Optionee’s vested Stock Options shall remain exercisable and may be exercised by the Optionee’s personal representative for one (1) year from the date of death, but in any event no later than the date of expiration of the Option Exercise Period (except as the Committee may otherwise provide in the Grant Letter).

(g) Payment of Option Exercise Price. The payment of the Exercise Price of an Option shall be subject to the following:

(i) The Exercise Price shall be payable in cash, by check made payable to the Company, or, if approved in the discretion of the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock that: (i) the Optionee has held for at least six (6) months, and (ii) are valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee;

(ii) To the extent permitted by law, the Committee may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, and upon receipt of such payment, the Company delivers the exercised shares to the third party;

(iii) Provided that the Company’s shares are not then publicly traded, the Committee may permit the Company to loan the Optionee sufficient funds to pay the Exercise Price (and any tax withholdings resulting from such exercise) upon the exercise of an Option on such terms and conditions as the Committee may prescribe;

(iv) A written representation that at the time of such exercise it is the Optionee’s then present intention to acquire the Option shares for investment and not with a view to the distribution or resale thereof (unless a Registration Statement covering the shares purchasable upon exercise of the Options shall have been declared effective by the Securities and Exchange Commission, the Company being under no obligation to file such registration statement or process it to effectiveness);

(v) A written acknowledgement by the Optionee, in such form as may be determined by the Committee, that an investment in the Common Stock of the Company involves a high degree of risk, that the Optionee has received a copy of the Company’s financial statements for the most recently ended fiscal year for which such statement is available (which shall be provided annually by the Company to each Optionee), and that the Optionee has had the opportunity to ask questions of management concerning the Company prior to the exercise of the Option (the Company to provide such information as the Optionee may reasonably request);

(vi) Such Restricted Stock Agreement (or provisions to that effect in the Grant Letter) as the Company may require at the time of grant or exercise of such Option (the “Restricted Stock Agreement”), executed and delivered by the Optionee, the form of which the Company reserves the right to change at any time and from time to time, and which, among other things, may restrict the sale of the Option shares and other shares of capital stock of the Company subsequently acquired by the Optionee;

(vii) In the event such Optionee is an employee of the Company or a Subsidiary, such Escrow Agreement, Pledge Agreement or other agreement as the Company may require (the “Deposit Agreement”), pursuant to which such Optionee shall deposit, upon such exercise by the Optionee, with the Company or such third party as may be designated by the Company, the Option shares acquired pursuant to the exercise of such Option, together with stock powers executed in blank by such Optionee with respect to such Option shares as may be determined by the Company, the other provisions of the Restricted Stock Agreement, and/or the repurchase by the Company of the Option shares described in Section 5(j) below, and which Deposit Agreement shall remain in effect until the termination, if at all, of the Restricted Stock Agreement (at which time the Option shares and related stock powers would be returned);

(viii) Subject to the provisions of this Section, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 5(g)(ii), payment may be made as soon as practicable after the exercise); and

(ix) In the event the representation described in Section 5(g)(iv) is required and made and/or the Optionee executes and delivers the Restricted Stock Agreement, the Committee may cause each certificate evidencing the purchased Common Stock to be endorsed with one or more legends setting forth the restrictions on transfer or otherwise of such Common Stock.

(h) Rule 16b-3 Restrictions. If the Company has a class of securities registered under the Exchange Act, unless an Optionee could otherwise transfer Common Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Common Stock issued upon exercise of such option.

(i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that to extent that the aggregate fair market value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

(j) Optional Purchase by the Company. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Common Stock subject to the Optionee’s outstanding Stock Options.

6.	Transferability of Options

A Grant Letter for a Stock Option (whether Incentive or Nonqualified) shall not permit the transfer of such Stock Options, except as provided by the laws of descent and distribution, and the Grant Letter for such Stock Option will provide that such a Stock Option may not be exercised by anyone other than its recipient during the recipient’s lifetime.

7.	Change in Control of the Company

As used herein, unless otherwise determined by the Board, a “Change in Control” shall be deemed to have occurred if:

(a) The Company sells, leases or otherwise disposes of all or substantially all of the assets of the Company;

(b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, or reverse split, the stockholders of the Company immediately prior to such transaction own less than 20% of the Company’s outstanding voting power of the surviving entity (or its parent) following such transaction; or

(c) As a result of any transaction (or series of related transaction involving a person or entity, or a group of affiliated persons or entities) in excess of 80% of the Company’s outstanding voting power is transferred.

8.	Adjustments upon Change in Control

(a) Except as otherwise provided in the Plan or Grant Letter, upon the occurrence of a Change in Control (as defined in Section 7) the Committee may determine that:

(i) All outstanding Options shall become fully vested and exercisable on a fully diluted basis and all Optionees shall receive 30-days notice of a Change in Control and an opportunity to exercise their respective Options; or

(ii) All outstanding Options shall be paid out immediately in cash for the full value of the Options as determined by the Committee on the date of the occurrence of the Change in Control; or

(iii) All outstanding Options shall be substituted for options in the corporation resulting from the Change in Control; or

(iv) All outstanding options shall be treated in such other manner as the Committee deems equitable and appropriate.

(b) In the event of any general offer to holders of Common Stock relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, including in the Committee’s discretion revision of outstanding options, so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive.

9.	Conversion of ISOs into Non-Qualified Options; Termination of ISOs

The Committee, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Optionee is an employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Stock Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee’s Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

10.	Amendment and Termination of the Plan

(a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Optionee) of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) hereof), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that if the Company has a class of securities registered under the Exchange Act, the Board shall not amend the Plan without stockholder approval if such amendment would cause the Plan or any Stock Option, or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act.

(b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board.

(c) Termination and Amendment of Outstanding Stock Options. A termination or amendment of the Plan that occurs after a Stock Option is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 18(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under Section 18(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

11.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

12.	Rights of Optionees

Nothing in this Plan shall entitle any employee, consultant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

13.	Notice to Company of Disqualifying Disposition

Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option or (b) one year after the date the employee acquired stock by exercising the Incentive Stock Option. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

14.	Withholding of Taxes

The Optionee or other person receiving shares of Common Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to deduct from other wages paid to the employee by the Company (including through the withholding of Common Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law) the amount of any withholding due with respect to such Stock Options.

15.	Requirements for Issuance of Shares

No Common Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any employee hereunder on such employee’s undertaking in writing to comply with such restrictions on subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

16.	Headings

Section headings used herein are for reference only. In the event of a conflict between the title and the content of a Section, the content of the Section shall control.

17.	Effective Date

Subject to the approval of the Company’s stockholders, this Plan shall be effective and adopted as of July 13, 2006.

18.	Miscellaneous

(a) Substitute Grants. The Committee may grant a Stock Option to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Common Stock underlying Stock Options shall be subject to all applicable laws and to approvals by governmental or regulatory agencies as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Ownership of Stock. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Common Stock underlying a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(e) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.